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                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the June 9, 1995 Registration Statement on Form S-8 of our reports, dated February 2, 1995, with respect to the financial statements and the financial statement schedule of Polaris Industries Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 included in the annual report on Form 10-K of Polaris Industries Inc. for the year ended December 31, 1994.



                                   /s/  McGladrey & Pullen, LLP

                                        McGladrey & Pullen, LLP


Minneapolis, Minnesota
June 9, 1995